                                                                       EXHIBIT 2


                         SECOND AMENDMENT TO CREDIT AGREEMENT
                         ------------------------------------

         SECOND AMENDMENT TO CREDIT AGREEMENT (this "Amendment"), dated as of January 13, 1997, among TRANSWORLD HOME HEALTHCARE, INC. (the "Borrower"), the lenders from time to time party to the Credit Agreement referred to below (each a "Bank" and, collectively, the "Banks"), and BANKERS TRUST COMPANY, as Agent (the "Agent"). All capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Credit Agreement.


                                W I T N E S S E T H :
                                - - - - - - - - - -


         WHEREAS, the Borrower, the Banks and the Agent are parties to a Credit Agreement, dated as of July 31, 1996 (as in effect on the date hereof, the "Credit Agreement");

         WHEREAS, the Borrower has purchased certain senior secured indebtedness of Health Management, Inc. ("HMI");

         WHEREAS, the Borrower has entered into the HMI Stock Purchase Agreement with HMI, pursuant to which the Borrower may acquire 49% (calculated after giving effect to the HMI Stock Purchase) of the common stock of HMI and has acquired an option to purchase an additional 2% (calculated after giving effect to the HMI Stock Purchase) of the common stock of HMI;

         WHEREAS, the Borrower has entered into the HMI Merger Agreement with HMI, pursuant to which the Borrower may merge IMH Acquisition Corp., a Wholly-Owned Subsidiary of the Borrower, with and into HMI, with HMI being the surviving company;

         WHEREAS, the Borrower has requested certain amendments to the Credit Agreement in order to consummate the HMI Stock Purchase described in the second preceding recital and to effect certain other changes to the Credit Agreement;

         WHEREAS, the parties hereto wish to amend the Credit Agreement as herein provided;

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         NOW, THEREFORE, it is agreed:


I.  AMENDMENTS AND MODIFICATIONS TO CREDIT AGREEMENT.

    1. Section 6 of the Credit Agreement is hereby amended by adding the following new section immediately prior to the final paragraph thereof:

              "6.05 REGULATIONS G AND U. On the date of each Credit Event, none of the collateral under the Security Documents shall constitute Margin Stock and, except as permitted by Section 9.17, at no time shall the Borrower and its Subsidiaries own Margin Stock with a fair market value in excess of $100,000."

    2. Section 7.01 of the Credit Agreement is hereby amended by inserting the parenthetical "(other than CEOI and Fertilitext)" immediately prior to the phrase "is a duly organized and validly existing corporation" appearing therein.

    3. Section 7.05 of the Credit Agreement is hereby amended by (x) inserting immediately prior to the phrase "no part of any Credit Event" appearing in clause (b) thereof the following new clause:

         ", other than as necessary to consummate the HMI Stock Purchase and, if same subsequently occurs, to exercise the HMI Option in accordance with the terms hereof,"

and (y) inserting at the end thereof the following additional clause:

         "(c) The Obligations hereunder are not "secured directly or indirectly" by Margin Stock under Regulation G or U, as applicable. At no time will the aggregate fair market value of all Margin Stock held by the Borrower and its Subsidiaries exceed 25% of the value of the assets of (x) the Borrower or (y) the Borrower and its Subsidiaries taken as a whole."

    4. Section 7.15 of the Credit Agreement is hereby amended by inserting the parenthetical "(other than CEOI and Fertilitext)" immediately prior to the phrase "have been duly and validly issued," appearing therein.

    5. Section 8.01 of the Credit Agreement is hereby amended by (x) inserting the following new parenthetical "(or, in the case of fiscal year 1997 only, 120 days)" immediately following the phrase "60 days" appearing in clause
(d) thereof and (y) inserting the following new sentence immediately at the end of clause (k) thereof:

         "Without limiting the foregoing, for each fiscal month of HMI beginning after the HMI Stock Purchase Effective Date, there shall be delivered to the Banks monthly reports with respect to HMI in substantially the form required by Section 8.01(a), with such changes as may be acceptable to the Agent, and such other financial information with respect to HMI and its Subsidiaries as may be requested from time to time in accordance with the immediately preceding sentence."

    6. Section 8.03(c) of the Credit Agreement is hereby amended by inserting the phrase ", to the extent required hereby," immediately prior to the phrase "fail to so name the Collateral Agent," appearing therein.

    7. Section 8.10 of the Credit Agreement is hereby amended by inserting the following new proviso immediately prior to the period at the end thereof:

         "; PROVIDED that prior to the 60th day following the consummation of the HMI Merger (if same occurs) HMI and its Subsidiaries may have a fiscal year end of April 30 of each year (and fiscal quarters consistent therewith)"

    8. Section 8.13 of the Credit Agreement is hereby amended by (x) inserting "(i)" immediately prior to the phrase "as permitted pursuant to" appearing in the parenthetical therein, (y) inserting the phrase "and (ii) CEOI and Fertilitext" immediately prior to the closing parenthesis of the parenthetical contained therein and (z) inserting the following new sentence immediately after the first sentence thereof:

         "Notwithstanding anything to the contrary contained in the immediately preceding sentence, at any time following the consummation of the HMI Stock Purchase in accordance with Section 9.05(m) and prior to the consummation of the HMI Merger the Borrower may directly and indirectly own less than 100% of the outstanding capital stock of HMI, so long as (x) all capital stock of HMI owned by the Borrower and its Subsidiaries is directly held by IMH Acquisition Corp., which itself must constitute a direct Wholly-Owned Subsidiary of the Borrower and
         (y) the Borrower and its Subsidiaries do not reduce their equity interests from the amount acquired pursuant to the HMI Stock Purchase and, if same subsequently occurs, any exercise of the HMI Option."

    9. Section 8.15 of the Credit Agreement is hereby amended by inserting the parenthetical "(other than CEOI and Fertilitext)" immediately subsequent to the phrase "of its Subsidiaries" both times such phrase appears therein.

    10. Section 8 of the Credit Agreement is hereby amended by adding the following new Section 8.18 immediately after existing Section 8.17 thereof:

              "8.18 MARGIN REGULATIONS; MARGIN STOCK; ETC. The Borrower shall take all actions necessary so that the extensions of credit pursuant to this Agreement are at all times in compliance with Regulation G and Regulation U including, without limitation, ensuring that all such extensions of credit are not "directly or indirectly secured" by Margin Stock."

    11. Section 9.01 of the Credit Agreement is hereby amended by (x) inserting "(a)" immediately after the heading "Changes in Business." and before the existing text appearing therein and (y) inserting the following new clause at the end of the existing text appearing therein:

              "(b) Each of CEOI and Fertilitext shall engage in no significant business and shall at no time have assets with an aggregate value in excess of $5,000.

              (c) IMH Acquisition Corp. shall (x) engage in no business other than, and (y) take no actions and incur no liabilities except related to, (1) its ownership of the capital stock of HMI in accordance with the terms hereof, (2) its entering into and consummating the HMI Stock Purchase Agreement and the HMI Merger Agreement and its exercising its right to purchase and hold common stock of HMI under the HMI Option, in each case in accordance with the terms hereof and (3) other activities incidental to those set forth in clauses (1) and (2)."

    12. Section 9.04 of the Credit Agreement is hereby amended by (x) deleting the word "and" at the end of clause (g) thereof, (y) relettering clause (h) thereof as clause (i) and (z) inserting immediately prior to relettered clause
(i) thereof the following new clause:

              "(h) Indebtedness of HMI and its Subsidiaries constituting HMI Loans; and"

    13. Section 9.05 of the Credit Agreement is hereby amended by (u) deleting the amount "$3,500,000" in clause (a) thereof and inserting in lieu thereof "$5,000,000," (v) deleting the word "three" in clause (a) thereof and inserting in lieu thereof the word "five," (w) deleting the word "and" at the end of clause (k) thereof, (x) inserting the phrase "and prior to the HMI Stock Purchase Effective Date" immediately prior to the phrase ", make advances and loans in the form of additional HMI Loans" appearing in clause (l) thereof, (y) deleting the period at the end of clause (l) thereof and inserting in lieu thereof the phrase "; and" and (z) inserting at the end thereof the following additional clause:

              "(m) the Borrower may consummate the HMI Stock Purchase so long as (1) no Default or Event of Default is in existence at the time of the consummation thereof or immediately after giving effect thereto,
         (2) all representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of consummation of the HMI Stock Purchase (both before and after giving affect thereto), unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date, (3) on or prior to the HMI Stock Purchase Effective Date, the HMI Settlement shall have been amended to provide for the settlement of such actions for an aggregate cash payment not to exceed $7.2 million upon consummation of the HMI Merger and such shall otherwise be in form and substance satisfactory to the Agent and the Required Banks, and such settlement shall have been preliminarily approved by the United States District Court, (4) all conditions precedent to the HMI Stock Purchase as set forth in the HMI Stock Purchase Agreement shall have been satisfied and the Borrower shall not have waived any condition precedent to the HMI Stock Purchase set forth in the HMI Stock Purchase Agreement without the consent of the Agent, (5) on or prior to the HMI Stock Purchase Effective Date the HMI Merger Agreement shall be amended to reflect the restrictions set forth in the first sentence of Section 13.20 on the consummation of the HMI Merger and on the HMI Stock Purchase Effective Date the Agent and the Required Banks shall be satisfied with all of the terms and conditions of the HMI Merger Agreement, (6) the aggregate consideration paid in connection with the HMI Stock Purchase (excluding those items set forth in Section 1.01(i) of the HMI Stock Purchase Agreement) does not exceed an amount equal to $9,000,000 less the aggregate amount theretofore advanced or loaned by the Borrower to the HMI Borrowers in the form of additional HMI Loans pursuant to Section 9.05(l), (7) neither the Borrower nor any of its Subsidiaries (other than HMI and its Subsidiaries) is or becomes liable for any Indebtedness or other obligations of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) of HMI or any of its Subsidiaries and (8) the entity which acquires and holds the capital stock of HMI immediately (and in no event later than on the date of such consummation) contributes all of such capital stock to IMH Acquisition Corp., all of the capital stock of which shall be pledged pursuant to the Pledge Agreement and the certificates, if any, representing such stock together with stock powers duly executed in blank, shall have been delivered to the Collateral Agent. Notwithstanding the foregoing, the Borrower shall not exercise any of its right to purchase common stock of HMI under the HMI Option except as set forth in Section 13.20."

    14. Section 9.07 of the Credit Agreement is hereby amended by (x) deleting the word "and" at the end of clause (iii) thereof and inserting in lieu thereof a comma and (y) inserting the clause "and (v) the investments permitted pursuant to Section 9.05(m) shall be permitted" at the end of the first sentence thereof.

    15. Section 9.10 of the Credit Agreement is hereby amended by inserting at the end thereof the following new proviso:

         "; PROVIDED that, notwithstanding the foregoing, for the Test Period ending January 31, 1997 (if the HMI Merger has not theretofore occurred), the Consolidated Interest Coverage Ratio shall not be less than 2.25:1."

    16. Section 9.11 of the Credit Agreement is hereby amended by inserting at the end thereof the following new proviso:

         "; PROVIDED that, notwithstanding the foregoing, at any time prior to the earlier of (x) the date of consummation of the HMI Merger and (y) April 30, 1997, at no time shall the Leveragage Ratio exceed 4.25:1."

    17. Section 9.12(a)(i) of the Credit Agreement is hereby amended by inserting immediately following the phrase "Existing Indebtedness" appearing therein the following new phrase:

         ", HMI Stock Purchase Agreement, HMI Merger Agreement or HMI Registration Rights Agreement"

and (y) inserting at the end thereof the following new proviso:

         ", PROVIDED FURTHER that (x) the HMI Merger Agreement and the HMI Stock Purchase Agreement shall be amended by the First HMI Merger Agreement and Stock Purchase Agreement Amendment and (y) the HMI Credit Agreement and the HMI Acknowledgement shall be modified by the HMI Acknowledgement Amendment"

    18. Section 9.15(a) of the Credit Agreement is hereby amended by adding the following new sentence immediately at the end thereof:

         "Notwithstanding anything to the contrary contained above, the investments permitted by Sections 9.05(m) shall be permitted and, prior to the consummation of the HMI Merger, the actions otherwise specified above need not be taken by HMI."

    19.  The Credit Agreement is hereby amended by adding the following new
Section 9.17 after existing Section 9.16 thereof:

              "9.17 MARGIN STOCK. At no time shall the Borrower or any of its Subsidiaries own any Margin Stock, except that (i) prior to the consummation of the HMI Merger, the capital stock of HMI may be acquired pursuant to Section 9.05(m), and such capital stock may be (and shall only be) held by IMH Acquisition Corp. even though same constitutes Margin Stock and (ii) in addition to any Margin Stock as described in preceding clause (i) the Borrower and its Subsidiaries may from time to time own Margin Stock so long as the aggregate fair market value thereof at no time exceeds $100,000. If the HMI Merger is consummated (which shall require the consent of the Required Banks), the Borrower shall take all action necessary so that the capital stock of HMI, from and after the HMI Merger Effective Date, no longer constitutes Margin Stock."

    20. Section 10.03 of the Credit Agreement is hereby amended by inserting the phrase ", 8.18" immediately prior to the phrase "or 9" appearing therein.

    21. Section 10.04 of the Credit Agreement is hereby amended by inserting immediately prior to the semicolon at the end thereof the following new proviso:

         "; PROVIDED FURTHER, that this Section 10.04 shall not apply to Indebtedness of HMI or its Subsidiaries to the extent held by HPII, any member of the HPII Group or any of their respective Affiliates or the Borrower so long as the respective holder (if other than the Borrower) has not taken any enforcement actions, or exercised any remedies (including without limitation acceleration) with respect thereto"

    22. The definition of "Consolidated EBITDA" appearing in Section 11 of the Credit Agreement is hereby amended by (x) inserting immediately prior to the phrase "(w) the amount" the following new clause:

         "(u) to the extent Consolidated EBITDA is being determined for any period that includes all or any portion of fiscal year 1997, and to the extent that Consolidated EBITDA (whether directly or through reductions to Consolidated Net Income) has been reduced by any of the occurrences described on Annex XII hereto, the amount of such reductions (in no event to exceed the respective amount specified in said Annex XII), (v) to the extent Consolidated EBITDA is being determined for any period that includes all or a portion of the month of December, 1996 or calendar year 1997, and to the extent that Consolidated EBITDA (whether directly or through reductions to Consolidated Net Income) for such period has been reduced by relocation or other costs for a newly hired Chief Executive Officer of the Borrower incurred during the month of December, 1996 or calendar year 1997, the amount of such reductions (in no event to exceed $150,000 for the month of December, 1996 and all of calendar year
         1997),",

and (y) deleting the phrase "and (II)" appearing therein and inserting the phrase ", (II) prior to the consummation of the HMI Merger," in lieu thereof.

    23. The definition of "HMI Investment" appearing in Section 11 of the Credit Agreement is hereby amended by deleting the phrase "and (l)" appearing at the end of the second sentence thereof and inserting in lieu thereof the phrase "(l) and (m)".

    24. The definitions of "HMI Acknowledgement", "HMI Merger Agreement" and "HMI Stock Purchase Agreement" appearing in Section 11 of the Credit Agreement are hereby amended by inserting immediately prior to the period at the end thereof the following new phrase:

         ", as amended, modified, extended, renewed, replaced, restated or supplemented in accordance with the terms hereof"

    25. The definition of "Margin Stock" appearing in Section 11 of the Credit Agreement is hereby amended by deleting the phrase "have the meaning provided in Regulation U" appearing therein and by inserting in lieu thereof the phrase "mean any 'Margin Stock' under, and as defined in, either Regulation G or Regulation U."

    26. The definition of "Subsidiary" appearing in Section 11 of the Credit Agreement is hereby amended by inserting immediately prior to the period at the end thereof the following new proviso:

         "; PROVIDED that on and after the HMI Stock Purchase Effective Date HMI and its Subsidiaries shall be considered Subsidiaries of the Borrower for all purposes of this Agreement (except as otherwise provided in Section 13.07(a)), except that, notwithstanding anything to the contrary contained in this Agreement, prior to consummation of the HMI Merger Effective Date only, (A) the provisions of Section 8.11 (although the capital stock of HMI (other than capital stock constituting Margin Stock) owned by the Borrower and its Subsidiaries other than HMI and its Subsidiaries shall be required to be pledged pursuant to the Pledge Agreement) shall not apply to HMI or any of its Subsidiaries, (B) neither HMI nor any of its Subsidiaries shall be required to become a party to the Subsidiaries Guaranty, the Pledge Agreement or the Security Agreement, (C) none of the capital stock of any Subsidiary of HMI (except to the extent owned by the Borrower and its Subsidiaries other than HMI and its Subsidiaries and not constituting Margin Stock) shall be required to be pledged or delivered to the Collateral Agent, (D) HMI and its Subsidiaries shall not be considered Subsidiaries of the Borrower for the purposes of the definition of Permitted Acquisition, (E) HMI and its Subsidiaries shall not be considered Subsidiaries of the Borrower for the purposes of the financial statements to be provided pursuant to Sections 8.01(a), (b) and (c), (F) HMI and its Subsidiaries shall not be considered Subsidiaries of the Borrower for the purposes of Section 8.03(b), (G) HMI and its Subsidiaries shall not be considered Subsidiaries of the Borrower for the purposes of determining compliance with the first proviso of Section 9.05(a), (H) HMI and its Subsidiaries shall not be considered Subsidiaries of the Borrower for the purposes of Section 9.16 and (I) HMI and its Subsidiaries may (1) transfer assets (other than accounts receivable), (2) make advances, investments or loans and (3) declare or pay a Dividend, in each case amongst themselves."

    27. Section 11 of the Credit Agreement is hereby further amended by inserting in appropriate alphabetical order the following new definitions:

              ""Caremark Payables" shall mean the Subordinated Note, dated March 31, 1995, issued by HMI Illinois, Inc. in favor of Caremark Inc. in the principal amount of $3,000,000 and the account payable of HMI in the face amount of $132,996.

              "CEOI" shall mean Clinically Effective Outcomes, Inc., a Delaware corporation.

              "Fertilitext" shall mean HMI Fertilitext, Inc., a Delaware corporation.

              "First HMI Merger Agreement and Stock Purchase Agreement Amendment" shall mean the amendment to the HMI Merger Agreement and the HMI Stock Purchase Agreement, dated January 13, 1997, among the Borrower, IMH Acquisition Corp. and HMI, all of the terms and conditions of which shall be required to be satisfactory to the Agent and the Required Banks in their sole and absolute discretion.

              "HMI Acknowledgement Amendment" shall mean the amendment to the HMI Acknowledgement, dated January 13, 1997, among the Borrower, the HMI Borrowers and the HMI Guarantors, all of the terms and conditions of which shall be required to be satisfactory to the Agent and the Required Banks in their sole and absolute discretion.

              "HMI Merger" shall mean the merger of IMH Acquisition Corp. with and into HMI, with HMI surviving said merger, in all respects pursuant to and in accordance with the HMI Merger Agreement and Section 13.20 hereof.

              "HMI Option" shall mean the option of the Borrower to purchase 2% of the common stock of HMI in all respects pursuant to and in accordance with the HMI Stock Purchase Agreement and Section 13.20 hereof.

              "HMI Settlement" shall have the meaning set forth in Section 8.14(a).

              "HMI Stock Purchase" shall mean the purchase by the Borrower of 49% of the common stock of HMI in all respects pursuant to and in accordance with the HMI Stock Purchase Agreement.

              "HMI Stock Purchase Effective Date" shall mean the date on which the HMI Stock Purchase is consummated in accordance with the terms of this Agreement.

              "Second Amendment Effective Date" shall mean the Second Amendment Effective Date under, and as defined in, the Second Amendment, dated as of January 13, 1997, to this Agreement."


    28. Section 13.07(a) of the Credit Agreement is hereby amended by (x) deleting the word "and" immediately preceding clause (iii) of the second proviso thereto and by inserting in lieu thereof a comma and (y) inserting immediately prior to the period at the end thereof the following new clause:

         "and (iv) for all purposes of determining compliance with Sections 9.09, 9.10 and 9.11, HMI shall be treated for all periods (or portions of periods occurring) prior to the consummation of the HMI Merger as if same were not a Subsidiary of the Borrower and all financial results of HMI and its Subsidiaries shall be excluded for purposes of the relevant determinations pursuant to said Sections".

    29. The Credit Agreement is hereby further amended by adding the following new Section 13.19 and Section 13.20 immediately after existing Section 13.18 thereof:

              "13.19 OVERRIDE AGREEMENT REGARDING SECURITY DOCUMENTS. It is understood and agreed that, notwithstanding anything to the contrary contained elsewhere and any Security Document, no Margin Stock shall be pledged, or required to be pledged, pursuant to the terms of any Security Document.

              13.20 HMI MERGER. Notwithstanding anything to the contrary contained herein or elsewhere, it is understood and agreed that the Borrower shall not be permitted to consummate any of the transactions (including, without limitation, the HMI Merger and/or any exercise of the HMI Option) contemplated by the HMI Merger Agreement and/or the HMI Option (other than the consummation of the HMI Stock Purchase in accordance with the terms hereof) without the express written consent of the Required Banks.

              The parties hereto acknowledge and agree that (1) if any transaction (including without limitation the HMI Merger and/or the exercise of the right to purchase and hold the common stock of HMI pursuant to the HMI Option) contemplated by the HMI Merger Agreement and/or the HMI Option (other than the consummation of the HMI Stock Purchase in accordance with the terms hereof) is consummated without the written consent of the Required Banks as required by the immediately preceding sentence, such event shall constitute an immediate Event of Default pursuant to Section 10.03(a) of the Credit Agreement and (2) the Required Banks may, in their sole discretion, refuse to consent to the consummation of any of the transactions (including without limitation the HMI Merger and/or the exercise of the right to purchase and hold the common stock of HMI pursuant to the HMI Option) contemplated by the HMI Merger Agreement and/or the HMI Option (other than the consummation of the HMI Stock Purchase in accordance with the terms hereof) or impose conditions on such consent, including, without limitation, the contribution of additional equity to the Borrower or modifications in the capital structure of the Borrower. The parties hereto hereby agree that no Bank shall have any liability whatsoever to any of the parties hereto, or any other Person, as a result of any refusal (for any reason whatsoever) of one or more Banks to grant their consent as is required above with respect to the transactions described above."

    30. At the time of the consummation of the HMI Stock Purchase, Annexes III through X of the Credit Agreement are hereby amended by adding thereto the information set forth in the corresponding Annexes III through X hereof, containing in each case all such additional information as would have been required had HMI and its Subsidiaries been Subsidiaries of the Borrower on the Initial Borrowing Date. The parties hereto acknowledge and agree that from and after the date of the consummation of the HMI Stock Purchase, all references in the Credit Agreement to Annexes III through X or the information contained therein shall be deemed references to Annexes III through X as modified hereby as if such Annexes had been modified on the Initial Borrowing Date. The Borrower represents and warrants that all information set forth in Annexes III through X attached hereto is true and correct in all respects and does not omit any information which would otherwise be required to disclose in said Annexes.

    31. The Credit Agreement is hereby further amended by adding new Annex XII thereto in the form attached hereto as Annex XII.

    32. It is acknowledged and agreed that, notwithstanding anything to the contrary contained in the Credit Agreement or any other Credit Document, (i) for the purposes of making the representations and warranties contained in Sections 7.04, 7.10(c) and (d), 7.17 and 7.21 of the Credit Agreement only, the payment of (x) the HMI Settlement in accordance with the terms of this Amendment, (y) any complete settlement and discharge of all of the liability of HMI and its Subsidiaries with respect to the New York State Medicaid audit referenced in
Section 3.6 of the Disclosure Schedule to the HMI Merger Agreement so long as the aggregate payments made in connection therewith do not exceed $1,500,000 plus interest on such amount for the period from December 1, 1996 to the date of such payment at a rate per annum equal to or less than 10.25%, and (z) any complete and final settlement and discharge of all of the liability of HMI and its Subsidiaries with respect to the audit by the Internal Revenue Service referred to in clause (1) of Section 3.18 of the Disclosure Schedule to the HMI Merger Agreement for aggregate consideration not to exceed $550,000, and (ii) for the purposes of Section 8.16 of the Credit Agreement only, non-performance by HMI and/or any of its Subsidiaries on accounts payable of the HMI Borrowers or HMI Guarantors to any member of the HPII Group or any of their respective Affiliates (including, without limitation, the Caremark Payables) or any non-performance under the HMI Credit Agreement shall not be considered to result in a Material Adverse Effect or to be reasonably expected to have a material adverse effect on the rights or remedies of the Agent or the Banks or on the ability of any Credit Party to perform its respective obligations to the Agent or the Banks under the Credit Agreement or any other Credit Document to which it is, or will be, a party.

II. MISCELLANEOUS PROVISIONS.

    1. In order to induce the Banks to enter into this Amendment, the Borrower hereby represents and warrants that:

         (a) no Default or Event of Default exists as of the Second Amendment Effective Date, both before and after giving effect to this Amendment; and

         (b) all of the representations and warranties contained in the Credit Agreement and the other Credit Documents are true and correct in all material respects on the Second Amendment Effective Date both before and after giving effect to this Amendment, with the same effect as though such representations and warranties had been made on and as of the Second Amendment Effective Date (it being understood that any representation or warranty made as of a specific date shall be true and correct in all material respects as of such specific date).

    2. This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Credit Document. Without in any way limited the generality of this Amendment, by executing this Amendment, the Banks neither consent to the consummation of the HMI Merger Agreement and/or the exercise of the right to purchase and hold the common stock of HMI pursuant to the HMI Option nor waive any Default or Event of Default which may result from the consummation of the merger and/or the exercise of the rights contemplated therein.

    3. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Borrower and the Agent.

    4. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

    5. This Amendment shall become effective on the date (the "Second Amendment Effective Date") when (x) each of the Borrower, each other Credit Party and the Required Banks shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile transmission) the same to the Agent at its Notice Office and (y) the HMI Stock Purchase Effective Date shall occur; PROVIDED that notwithstanding anything to the contrary contained herein, unless the Second Amendment Effective Date has occurred on or prior to January 15, 1997 this Amendment shall be of no force and effect and the Credit Agreement shall not be modified hereby.

    6. From and after the Second Effective Date, all references in the Credit Agreement and each of the other Credit Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as modified hereby.

                               *          *          *

         IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Amendment as of the date first above written.

                                                 TRANSWORLD HOME
                                                 HEALTHCARE, INC.,
                                                   as Borrower



                                                 By

                                                   ----------------------------
                                                   Title:



                                                 BANKERS TRUST COMPANY,
                                                  Individually and as Agent



                                                 By
                                                   ----------------------------
                                                   Title:



                                                 THE BANK OF NEW YORK (NJ)



                                                 By
                                                   ----------------------------
                                                   Title:

                                                 BANQUE PARIBAS



                                                 By
                                                   ----------------------------
                                                   Title:


                                                 By
                                                   ----------------------------
                                                   Title: